Exhibit 8.3

                         [Letterhead of Sidley & Austin]


                                             March 21, 1997


Morgan Stanley Capital I Inc.
1585 Broadway, 37th Floor
New York, New York 10036

                  Re:      Morgan Stanley Capital I Inc.
                           Registration Statement on Form S-3
                           (Registration No. 033-46723)
                           ----------------------------------

Ladies and Gentlemen:

     We have acted as special federal tax counsel to Morgan Stanley Capital I Inc., a Delaware corporation (the "Registrant"), in connection with the proposed issuance of Mortgage Pass-Through Certificates (the "Certificates") in one or more series (each a "Series") at the direction of the Registrant as described in the Registrant's Registration Statement (No. 033-46723) on Form S-3 declared effective by the Securities and Exchange Commission (the "Commission") on July 19, 1995, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on August 30, 1995 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in Series under separate pooling and servicing agreements (the "Pooling and Servicing Agreements") among the Registrant, the Master Servicer named therein, the Special Servicer (if any) named therein and the Trustee named therein or separate trust agreements between the Registrant and the Trustee named therein (the "Trust Agreements" and, together with the Pooling and Servicing Agreements, the "Agreements"). The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to


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Morgan Stanley Capital I Inc.
March 21, 1997
Page 2

the  opinions  expressed  herein which were not known to us, we have relied upon
certificates,   statements   and   representations   of   officers   and   other
representatives of the Registrant and others.

     In addition, we have assumed that each Agreement with respect to each Series of Certificates is executed and delivered in substantially the form included as Exhibit 4.1 to the Registration Statement and that the transactions contemplated to occur under the Registration Statement and such Agreement in fact occur in accordance with the terms thereof.

     Based upon and subject to the foregoing, we are of the opinion that, with respect to each Series of Certificates with respect to which we act as special federal tax counsel to the Registrant, the description set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement, as modified or supplemented by any description of federal income tax consequences set forth in the Prospectus Supplement specifically relating to such Series, to the extent that it constitutes matters of law or legal conclusions, correctly describes the material aspects of the federal income tax treatment of an investment in the Certificates of such Series.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement relating to each Series of Certificates with respect to which we act as special federal tax counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.


                                                            Very truly yours,



                                                            /s/ Sidley & Austin